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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 24, 2002


                                   AVAYA INC.
             (Exact name of registrant as specified in its charter)


              Delaware                    1-15951            22-3713430
     (State or other jurisdiction       (Commission         (IRS Employer
          of incorporation)             File Number)      Identification No.)


                  211 Mount Airy Road
                  Basking Ridge, NJ                            07920
      (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (908) 953-6000




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ITEM 5. OTHER EVENTS

            In January 2002, a complaint was filed in the Court of Chancery of the State of Delaware against Avaya Inc. (the "Company") seeking to enjoin the Company from effectuating a reverse stock split followed by a forward stock split described in the Company's proxy statement for its 2002 Annual Meeting of Shareholders held on February 26, 2002. At the 2002 annual meeting, the Company obtained shareholder approval for each of three alternative transactions: (1) a reverse 1-for-30 stock split followed immediately by a forward 30-for-1 stock split of our common stock; (2) a reverse 1-for-40 stock split followed immediately by a forward 40-for-1 stock split of our common stock; and (3) a reverse 1-for-50 stock split followed immediately by a forward 50-for-1 stock split of our common stock.

            In June 2002, the Chancery Court denied the plaintiff's motion for summary judgment and granted the Company's cross-motion for summary judgment. The plaintiff appealed the Chancery Court's decision to the Delaware Supreme Court and, in November 2002, the Delaware Supreme Court affirmed the lower court's ruling in favor of the Company. Subsequently, the plaintiff filed a motion for re-hearing by the Delaware Supreme Court. The Delaware Supreme Court denied the plaintiff's motion for re-hearing and, on December 24, 2002, issued a final order affirming the judgment in favor of the Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AVAYA INC.



Date: January 3, 2003           By: /s/ PAMELA F. CRAVEN
                                    ---------------------------------------
                                    Name:  Pamela F. Craven
                                    Title: Senior Vice President,
                                           General Counsel and Secretary